Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Energy Focus, Inc., Public Relations Office
(440) 715-1295
pr@energyfocusinc.com

Energy Focus, Inc. Names Joseph Kaveski, Former Johnson
Controls Senior Executive, as Chief Executive Officer
New Leadership to Focus on Sales and Earnings Growth

SOLON, Ohio, May 8, 2008— Energy Focus, Inc. (Nasdaq: EFOI), the global leader in energy-efficient lighting technologies, is pleased to announce the appointment of Joseph Kaveski as Chief Executive Officer and a Director of the Board, effective immediately. John Davenport, formerly president and CEO, will remain as president of the Company and a Director of the Board.

In April 2008, Mr. Kaveski joined Energy Focus, Inc. as Vice President, Business Development and Global Marketing. Prior to joining Energy Focus Mr. Kaveski led his own strategic energy solutions consulting business and was the Vice President of Energy Management Services & Strategic Projects for Johnson Controls, Inc. (JCI) and a member of JCI's Controls Group senior management team.

As Chief Executive Officer of Energy Focus, Mr. Kaveski will be responsible for accelerating sales growth and earnings of Energy Focus, Inc.

“I am pleased and excited that Joe has accepted the leadership of Energy Focus,” said John Davenport, president of Energy Focus, Inc. “While with JCI, Joe built a large and profitable energy management business driven by an aggressive sales and marketing effort. For Energy Focus, bringing this depth of strategic knowledge and experience to the company’s suite of sustainable lighting solutions is the next logical step in our development. By squarely focusing on sales and earnings, Joe will position Energy Focus for dynamic growth.”

“Energy Focus is uniquely positioned to take advantage of the global need for sustainable energy solutions,” said Joseph Kaveski, CEO of Energy Focus, Inc. “With the company’s range of highly energy efficient lighting systems, Energy Focus has proven technologies and a range of products that already exceed the US government’s lighting mandates for 2020. These are products that save customers energy, money, and time, and are environmentally friendly as well. I plan to aggressively engage Energy Focus into this global market opportunity, accelerating Energy Focus’s revenue and earnings growth by emphasizing the marketing and sales of these advanced energy solutions.”

Joseph Kaveski has had a distinguished career in energy management. Mr. Kaveski held multiple corporate and field positions within JCI, culminating in his appointments as Vice President of Strategic Projects, Vice President of Energy Management Services, and a member of JCI's Controls Group senior management team. In this role, he was responsible for the global marketing leadership in JCI's energy management services business. His teams developed and implemented solutions for clients by leveraging the finance, construction, operations, maintenance, energy efficiency and environmental expertise of JCI.

As an advisor to JCI's Environmental Roundtable, a group of high-level JCI executives that set policy and determined global action for health, safety and environmental issues for the now $35.9 billion company Mr. Kaveski directly led or supported the company's involvement in several notable organizations including the World Environment Center, National Association of Energy Services Companies, U.S. Green Building Council, Climate RESOLVE through the Business Roundtable and EPA Climate Leaders. Further, Mr. Kaveski was a key leader on the Executive Council for the Energy Efficiency Forum co-sponsored by JCI and the U.S. Energy Association. In 2005, he received the JCI 2005 Chairman's Award for Excellence for his contribution behind JCI's sustainability initiative and high performance green building offerings.

Mr. Kaveski holds a B.S. in Electrical Engineering from the University of Missouri Columbia / Kansas City Coordinated Engineering Program.

About Energy Focus, Inc.
Energy Focus, Inc. (NASDAQ: EFOI), designs, develops, manufactures and markets lighting systems for wide-ranging uses in both the general commercial and the pool and spa lighting markets. Energy Focus EFO® systems offer energy savings, heat dissipation and maintenance cost benefits over conventional lighting for multiple applications. The Company’s headquarters are located at 32000 Aurora Rd., Solon, Ohio. The Company has additional offices in California, the United Kingdom, and Germany. Telephone: (440) 715-1300. For more information, see www.energyfocusinc.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the business outlook for 2008 and thereafter, future pool market sales, and the potential growth of EFO sales based upon its energy savings over halogen and fluorescent lights. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company’s future include, but are not limited to, a slowing of the U.S. and world economies and its effect on Energy Focus’ markets, failure to develop marketable products from new technologies, failure of EFO or other new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Energy Focus operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors, and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Energy Focus financial results, please refer to the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.